Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

August 24, 2015	Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com
Santander Drive Auto Receivables LLC 1601 Elm Street, Suite 800 Dallas, Texas 75201

Re:	Santander Drive Auto Receivables LLC
Registration Statement on Form S-3 (No. 333-192513)

Ladies and Gentlemen:

We have acted as special tax counsel to Santander Drive Auto Receivables LLC (the “Seller”) and Santander Consumer USA Inc. (“SCUSA”) in connection with the above-captioned Registration Statement (the “Registration Statement”) and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2-A Auto Loan Asset Backed Notes, the Class A-2-B Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class B Auto Loan Asset Backed Notes, the Class C Auto Loan Asset Backed Notes and the Class D Auto Loan Asset Backed Notes (collectively, the “Offered Notes”) and the issuance of the Class E Auto Loan Asset Backed Notes (the “Class E Notes”, and together with the Offered Notes, the “Notes”) described in the final prospectus supplement dated August 20, 2015 (the “Prospectus Supplement”) and the base prospectus dated August 12, 2015 (the “Base Prospectus”, and collectively with the Prospectus Supplement, the “Prospectus”), which have been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Santander Drive Auto Receivables Trust 2015-4 (the “Issuer”), a trust formed by the Seller pursuant to a trust agreement (as amended, restated or otherwise modified, the “Trust Agreement”) between the Seller and Wilmington Trust, National Association, as owner trustee. The Notes will be issued pursuant to an Indenture (the “Indenture”) between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization and issuance of the Offered Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus, the Trust Agreement and the forms of the Indenture and other documents prepared in connection with the issuance of the Offered Notes (collectively, the “Operative Documents”).

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Santander Drive Auto Receivables LLC

August 24, 2015

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the statements, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to United States federal tax matters, set forth in the Prospectus Supplement under the headings “Summary of Terms—Tax Status” and “Material Federal Income Tax Consequences” and in the Base Prospectus under “Material Federal Income Tax Consequences”, which statements have been prepared by us, are correct in all material respects, and, to the extent such statements expressly state our opinions or state that our opinion has been or will be provided as to the Offered Notes, we hereby confirm and adopt the opinions set forth therein.

MAYER BROWN LLP

Santander Drive Auto Receivables LLC

August 24, 2015

We know that we are referred to under the captions referred to above included in the Prospectus, and we hereby consent to the use of our name therein and to use of this opinion for filing of this opinion as Exhibit 8.1 to a Form 8-K filed in connection therewith, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

MAYER BROWN LLP